 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): May 28, 2021

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2021, Amyris, Inc. (the “Company”) was notified of Carole Piwnica’s decision to resign from the Company’s Board of Directors (the “Board”), effective immediately. Ms. Piwnica had been serving on the Board since September 2009, and in February 2012, was designated by Naxyris S.A. (“Naxyris”) to serve as Naxyris’s representative on the Board in connection with Naxyris’s right to designate one director pursuant to that certain Letter Agreement dated February 22, 2012 by and among the Company, Naxyris and certain other investors. Naxyris’s designation rights terminate at such time as Naxyris owns less than 115,340 shares of the Company’s outstanding common stock. As of June 1, 2021, Naxyris owned 1,372,634 shares of the Company’s outstanding common stock, and as a result, Naxyris has a right to designate a new director to the Board in place of Ms. Piwnica. Ms. Piwnica’s resignation is not the result of any disagreement with the Company or due to any matter relating to its operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) for the following purposes:

a.To elect the four Class II directors nominated by the Company’s Board to serve on the Board for a three-year term (“Proposal 1”);

b.To ratify the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal 2”);

c.To approve the Company’s Amended and Restated 2010 Employee Stock Purchase Plan (“Proposal 3”);

d.To approve an amendment to the Company’s certificate of incorporation to increase the number of total authorized shares from 355,000,000 to 455,000,000 and the number of authorized shares of common stock from 350,000,000 to 450,000,000 (“Proposal 4”); and

e.To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The following Class II directors listed in Proposal 1 were elected to the Board based on the following votes:

	For	Withhold	Broker Non-Vote
Philip Eykerman	154,333,507	12,150,733	38,957,815
Frank Kung	155,656,993	10,827,247	38,957,815
John Melo	165,797,631	686,609	38,957,815
Julie Washington	166,026,076	458,163	38,957,815

Proposal 2 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
205,160,107	150,928	131,020	-

Proposal 3 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
165,716,202	534,378	233,660	38,957,815

Proposal 4 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
164,527,280	1,751,661	205,299	38,957,815

No further business was brought before the Annual Meeting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 1, 2021	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary